SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 6, 2006

Date of Report (Date of earliest event reported)

Factory Card & Party Outlet Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-21859	36-3652087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 Diehl Road, Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 579-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Amended and Restated Certificate of Incorporation, as amended, of Factory Card & Party Outlet Corp. (the “Company”) imposes certain restrictions on the direct or indirect transferability of Common Stock of the Company, including that no person or groups of persons may acquire or accumulate five percent (5%) or more (as determined under tax law principles governing the application of Section 382 of the Internal Revenue Code of 1986, as amended) of the Common Stock of the Company. These restrictions do not apply to covered transfers if the transferor or the transferee obtains the prior written approval of the Board of Directors of the Company, which approval may be granted or denied in the Board of Directors’ sole discretion.

On February 6, 2006, the Company granted an exception to the foregoing restrictions to permit a stockholder, which currently beneficially owns approximately 157,000 shares, to acquire additional shares of Common Stock, prior to May 31, 2006; provided that such stockholder and its Affiliates (as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended, the “Exchange Act”) is prohibited from becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than an aggregate of 250,000 shares of Common Stock of the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORY CARD & PARTY OUTLET CORP.

Dated: February 7, 2006	/s/ Gary W. Rada Gary W. Rada President and Chief Executive Officer